Exhibit 99.1

SkyWater Technology Reports Second Quarter 2023 Results
Record Revenues and Continued Year-over-Year Increase in Gross Margin
BLOOMINGTON, Minn., – August 7, 2023 – SkyWater Technology (NASDAQ: SKYT), the trusted technology realization partner, today announced financial results for the second quarter of 2023, ended July 2, 2023.
Highlights for Q2 2023:
•Revenue increased 47% year-over-year to a record $69.8 million.
•Gross margin increased to 23.9% on a GAAP basis, compared to 4.4% in Q2 2022, and increased to 24.7% on a non-GAAP basis, compared to 5.6% in Q2 2022.
•Net loss to shareholders of $8.6 million, or $(0.19) per share on a GAAP basis, and net loss to shareholders of $6.4 million, or $(0.14) per share on a non-GAAP basis, compared to net loss to shareholders of $13.0 million, or $(0.32) per share on a GAAP basis, and net loss to shareholders $10.8 million, or $(0.27) per share on a non-GAAP basis in Q2 2022.
•Adjusted EBITDA of $6.5 million, or 9.3% of revenue, compared to $(1.6) million, or (3.4)% of revenue in Q2 2022.

“We are pleased to report continued momentum in the second quarter and strong financial results, including another record revenue quarter, which exceeded our expectations and approached the $70 million level,” commented Thomas Sonderman, SkyWater president and chief executive officer. “Testament to our improved operating performance and execution over the last several quarters, our trailing-twelve-month revenues now total $253 million, an increase of 50% over the prior 12-month period. Now a little more than halfway through the year, it’s evident that our ATS revenue growth is proving itself to be relatively decoupled from the macro weakness affecting the overall semiconductor industry, and our diversified portfolio of products, customers, and end markets, as well as improved operational execution, provides us with increased confidence in our ability to achieve our long-term annual revenue growth objective of 25% in 2023.”
Q2 Business Highlights:
•Record revenues exceeded expectations due to continued strong customer demand, the expansion of multiple key Advanced Technology Services (ATS) programs year to date, and a $3.6 million pull-in of revenues that resulted from the restructuring of one ATS contract.
•Gross margin expansion continues to reflect strong flow-through performance on the year-on-year revenue growth.
•Continued progress on the productization and qualification of SkyWater’s 90nm RadHard platform, in preparation for the planned production ramp in 2025.
•Growing engagement with multiple commercial ATS customers, particularly in the bio-health and advanced computing end markets, each of which could contribute multiple-$M of revenue for SkyWater in 2023.
•Continued progress proceeding through the application process for CHIPS Act funding, as we believe we are well-positioned to be a major beneficiary in the years to come, both at our existing sites in Minnesota and Florida, as well as our innovative and transformative partnership with Purdue University and the State of Indiana.

Q2 2023 Summary:

GAAP
In USD millions, except per share data	Q2 23	Q2 22	Y/Y	Q1 23	Q/Q
Advanced Technology Services revenue	$53.0	$29.8	78%	$48.3	10%
Wafer Services revenue	$16.8	$17.6	(4)%	$17.8	(6)%
Revenue	$69.8	$47.4	47%	$66.1	6%
Gross profit	$16.7	$2.1	701%	$16.5	1%
Gross margin	23.9%	4.4%	1,950 bps	24.9%	(100) bps
Net loss to shareholders	$(8.6)	$(13.0)	34%	$(4.3)	(101)%
Basic loss per share	$(0.19)	$(0.32)	41%	$(0.10)	(97)%

Non-GAAP
In USD millions, except per share data	Q2 23	Q2 22	Y/Y	Q1 23	Q/Q
Non-GAAP gross profit	$17.0	$2.6	548%	$16.9	1%
Non-GAAP gross margin	24.7%	5.6%	1,910 bps	25.8%	(110) bps
Non-GAAP net loss to shareholders	$(6.4)	$(10.8)	41%	$(2.5)	(160)%
Non-GAAP basic loss per share	$(0.14)	$(0.27)	217%	$(0.06)	(133)%
Adjusted EBITDA	$6.5	$(1.6)	nm	$8.1	(20)%
Adjusted EBITDA margin	9.3%	(3.4)%	1,270 bps	12.3%	(300) bps
nm - Not meaningful
Q2 2023 Results:
•Revenue: Revenue of $69.8 million increased 47% year-over-year. Advanced Technology Services revenue of $53.0 million increased 78% year-over-year driven primarily by continued momentum with key customers in the Aerospace & Defense sector, as well as a $3.6 million revenue pull-in following the restructuring of an ATS program with a commercial customer. Advanced Technology Services revenue contained $0.9 million of tool revenue in the second quarter of 2023 and $0.3 million in the second quarter of 2022. Wafer Services revenue of $16.8 million decreased (4)% compared to the second quarter of 2022.
•Gross Profit: GAAP gross profit was $16.7 million, or 23.9% of revenue, compared to gross profit of $2.1 million, or 4.4% of revenue, in the second quarter of 2022. Non-GAAP gross profit was $17.0 million, or 24.7% of revenue, compared to non-GAAP gross profit of $2.6 million, or 5.6% of revenue, in the second quarter of 2022. With no associated costs related to the $3.6 million revenue pull-in referenced above, the restructuring of this commercial customer contract benefited Q2’23 gross margin by approximately 400 bp.
•Operating Expenses: GAAP operating expenses were $20.2 million, compared to $13.2 million in the second quarter of 2022, and included $3.8 million of project-based consulting fees that were not a component of operating expenses in the second quarter of 2022. These project-based consulting fees included $2.5 million of management consulting transformation fees related to long-term improvement in automation and operational efficiency and $1.3 million of specialist fees related to the CHIPS Act application process. GAAP operating expenses also included $1.4 million of additional bad debt accrual that was not a component of operating expenses in the second quarter of 2022.
•Net Loss: GAAP net loss to shareholders of $8.6 million, or $(0.19) per share, compared to a net loss to shareholders of $13.0 million, or $(0.32) per share, in the second quarter of 2022. Non-GAAP net loss to shareholders of $6.4 million, or $(0.14) per share, compared to a non-GAAP net loss to shareholders of $10.8 million, or $(0.27) per share, in the second quarter of 2022.
•Adjusted EBITDA: Adjusted EBITDA was $6.5 million, or 9.3% of revenue, compared to $(1.6) million, or (3.4)% of revenue, in the second quarter of 2022. The benefit of the $3.6 million revenue pull-in was more than offset by the additional $5.2 million of operating expenses referenced above, which resulted in a net negative impact on EBITDA margin of approximately 200 bp.
A reconciliation between historical GAAP and non-GAAP information is contained in the tables below in the section titled, “Non-GAAP Financial Measures.”

Investor Webcast
SkyWater will host a conference call on Monday, August 7, 2023, at 3:30 p.m. CT to discuss its second quarter 2023 financial results. A live webcast of the call will be available online at IR.SkyWaterTechnology.com.
About SkyWater Technology
SkyWater (NASDAQ: SKYT) is a U.S.-based semiconductor manufacturer and a DMEA-accredited Category 1A Trusted Foundry. SkyWater’s Technology as a Service model streamlines the path to production for customers with development services, volume production and heterogeneous integration solutions in its world-class U.S. facilities. This pioneering model enables innovators to co-create the next wave of technology with diverse categories including mixed-signal CMOS, ROICs, rad-hard ICs, power management, MEMS, superconducting ICs, photonics, carbon nanotubes and interposers. SkyWater serves growing markets including aerospace & defense, automotive, biomedical, cloud & computing, consumer, industrial and IoT. For more information, visit: www.skywatertechnology.com.
Cautionary Statement Regarding Preliminary Results
The Company’s results for the fiscal quarter ended July 2, 2023 are preliminary, unaudited and subject to the finalization of the Company’s second quarter review and full-year audit and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. The Company cautions that actual results may differ materially from those described in this press release.
SkyWater Technology Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements that are based on the Company’s current expectations or forecasts of future events, rather than past, events and outcomes, and such statements are not guarantees of future performance. Forward-looking statements include all statements other than statements of historical fact contained in this presentation, including information or predictions concerning the Company’s future business, results of operations, financial performance, plans and objectives, competitive position, market trends, and potential growth and market opportunities. In some cases, you can identify forward-looking statements by words such as “intends,” “estimates,” “predicts,” “potential,” “continues,” “anticipates,” “plans,” “expects,” “believes,” “should,” “could,” “may,” “will,” “targets,” “projects,” “seeks” or the negative of these terms or other comparable terminology.
Forward-looking statements are subject to risks, uncertainties and assumptions, which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Key factors that could cause the Company’s actual results to be different than expected or anticipated include, but are not limited to: our goals and strategies; our future business development, financial condition and results of operations; our ability to continue operating our sole semiconductor foundry at full capacity; our ability to appropriately respond to changing technologies on a timely and cost-effective basis; our customer relationships and our ability to retain and expand our customer relationships; our ability to accurately predict our future revenues for the purpose of appropriately budgeting and adjusting our expenses; our expectations regarding dependence on our largest customers; our ability to diversify our customer base and develop relationships in new markets; the performance and reliability of our third-party suppliers and manufacturers; our ability to procure tools, materials, and chemicals amid industry-wide supply chain shortages; our ability to control costs, including our operating and capital expenses; the size and growth potential of the markets for our solutions, and our ability to serve and expand our presence in those markets; the level of demand in our customers’ end markets; our ability to attract, train and retain key qualified personnel in a competitive labor market; adverse litigation judgments, settlements or other litigation-related costs; changes in trade policies, including the imposition of tariffs; our ability to raise additional capital or financing; our ability to accurately forecast demand; the level and timing of U.S. government program funding; our ability to maintain compliance with certain U.S. government contracting requirements; regulatory developments in the United States and foreign countries; our ability to protect our intellectual property rights; our ability to meet our long-term growth targets; and other factors discussed in the “Risk Factors” section of the annual report on Form 10-K the Company filed with the SEC on March 15, 2023 and in other documents that the Company files with the SEC, which are available at http://www.sec.gov. The Company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.
Source String: SkyWater Technology (SKYT-IR)
SkyWater Investor Contact: Claire McAdams | claire@headgatepartners.com
SkyWater Media Contact: Lauri Julian | Media@SkyWaterTechnology.com

SKYWATER TECHNOLOGY, INC.
Consolidated Balance Sheets
(Unaudited)

	July 2, 2023	January 1, 2023
	(in thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$16,178	$30,025
Accounts receivable, net	77,085	62,670
Inventories	16,024	13,397
Prepaid expenses and other current assets	9,069	10,290
Income tax receivable	107	169
Total current assets	118,463	116,551
Property and equipment, net	169,540	179,915
Intangible assets, net	5,216	5,608
Other assets	5,517	3,690
Total assets	$298,736	$305,764
Liabilities and shareholders' equity
Current liabilities:
Current portion of long-term debt	$1,964	$1,855
Accounts payable	14,182	21,102
Accrued expenses	32,112	25,212
Short-term financing, net of unamortized debt issuance costs	54,233	55,817
Deferred revenue - current	27,943	28,186
Total current liabilities	130,434	132,172
Long-term liabilities:
Long-term debt, less current portion and net of unamortized debt issuance costs	34,778	35,181
Long-term incentive plan	—	1,643
Deferred revenue - long-term	59,839	67,967
Deferred income tax liability, net	1,202	1,239
Other long-term liabilities	9,601	13,585
Total long-term liabilities	105,420	119,615
Total liabilities	235,854	251,787
Shareholders’ equity:
Preferred stock, $0.01 par value per share (80,000,000 shares authorized, zero shares issued and outstanding)	—	—
Common stock, $0.01 par value per share (200,000,000 shares authorized; 45,399,761 and 43,704,876 shares issued and outstanding)	454	437
Additional paid-in capital	166,179	147,304
Accumulated deficit	(107,310)	(94,072)
Total shareholders’ equity, SkyWater Technology, Inc.	59,323	53,669
Noncontrolling interests	3,559	308
Total shareholders’ equity	62,882	53,977
Total liabilities and shareholders’ equity	$298,736	$305,764

SKYWATER TECHNOLOGY, INC.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Six Months Ended
	July 2, 2023	April 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
	(in thousands, except share data)
Revenue	$69,811	$66,094	$47,407	$135,905	$95,528
Cost of revenue	53,144	49,626	45,327	102,770	94,388
Gross profit	16,667	16,468	2,080	33,135	1,140
Research and development	2,396	2,668	2,361	5,063	4,643
Selling, general and administrative expense	17,820	14,895	10,795	32,716	22,485
Operating income (loss)	(3,549)	(1,095)	(11,076)	(4,644)	(25,988)
Interest expense	(2,950)	(2,471)	(1,040)	(5,421)	(2,069)
Income (loss) before income taxes	(6,499)	(3,566)	(12,116)	(10,065)	(28,057)
Income tax expense (benefit)	25	—	63	25	(131)
Net income (loss)	(6,524)	(3,566)	(12,179)	(10,090)	(27,926)
Less: net income attributable to noncontrolling interests	2,066	707	826	2,773	1,685
Net income (loss) attributable to SkyWater Technology, Inc.	$(8,590)	$(4,273)	$(13,005)	$(12,863)	$(29,611)
Net income (loss) per share attributable to common shareholders, basic and diluted:	$(0.19)	$(0.10)	$(0.32)	$(0.29)	$(0.74)
Weighted average shares used in computing net income (loss) per common share, basic and diluted:	44,743,269	43,817,417	40,203,050	44,280,343	40,031,615

SKYWATER TECHNOLOGY, INC.
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended
	July 2, 2023	July 3, 2022

	(in thousands)
Cash flows from operating activities:
Net income (loss)	$(10,090)	$(27,926)
Adjustments to reconcile net income (loss) to net cash flows used in operating activities:
Depreciation and amortization	14,559	13,657
Amortization of debt issuance costs included in interest expense	876	348
Long-term incentive and stock-based compensation	3,820	5,334
Cash paid for contingent consideration in excess of initial valuation	—	(375)
Deferred income taxes	(37)	(137)
Cash paid for operating leases	(12)	—
Cash paid for finance leases	(415)	—
Provision for credit losses	3,602	—
Changes in operating assets and liabilities:
Accounts receivable	(17,425)	(1,024)
Inventories	(2,627)	(3,865)
Prepaid expenses and other assets	(496)	(751)
Accounts payable and accrued expenses	(1,344)	6,047
Deferred revenue	(8,371)	(5,170)
Income tax receivable and payable	62	—
Net cash used in operating activities	(17,898)	(13,862)
Cash flows from investing activities:
Purchase of software and licenses	(612)	(400)
Purchases of property and equipment	(2,718)	(5,463)
Net cash used in investing activities	(3,330)	(5,863)
Cash flows from financing activities:
Draws on revolving line of credit	121,350	—
Paydowns of revolving line of credit	(123,810)	—
Net proceeds on Revolver	—	18,946
Net proceeds from tool financing	496	—
Repayment of VIE financing	(791)	(509)
Cash paid for finance leases	(456)	(416)
Proceeds from the issuance of common stock pursuant to the employee stock purchase plan	1,276	1,128
Proceeds from the issuance of common stock, net of commissions	12,144	—
Cash paid on license technology obligations	(2,350)	(500)
Net contributions (distributions) from (to) noncontrolling interest	(478)	(867)
Net cash provided by financing activities	7,381	17,782
Net uses of cash and cash equivalents	(13,847)	(1,943)
Cash and cash equivalents - beginning of period	30,025	12,917
Cash and cash equivalents - end of period	$16,178	$10,974

Supplemental Revenue Information by Quarter

	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
	(in thousands)
Wafer Services revenue	$16,802	$17,788	$17,211	$17,154	$17,584	$21,546
Advanced Technology Services revenue	53,009	48,306	47,876	35,172	29,823	26,575
Total Revenue	$69,811	$66,094	$65,087	$52,326	$47,407	$48,121

Tool revenue (included in ATS)	$936	$536	$30	$219	$313	$984
Tool cost of revenue	$290	$484	$46	$152	$200	$984
Revenue impact of new contract with significant customer (included in Wafer Services revenue)	$—	$—	$—	$—	$—	$8,230
Cost of revenue impact of new contract with significant customer	$—	$—	$—	$—	$—	$10,887
Non-GAAP Financial Measures
We provide supplemental, non-GAAP financial information that our management utilizes to evaluate our ongoing financial performance and provide additional insight to investors as supplemental information to our results reported using U.S. generally accepted accounting principles (GAAP). We provide non-GAAP gross profit, non-GAAP gross margin, non-GAAP net loss to shareholders, and non-GAAP net loss per share. We provide these non-GAAP financial measures because we believe this non-GAAP presentation provides a baseline for analyzing trends in our business and to exclude certain items that may not be indicative of our core operating results. The non-GAAP financial measures disclosed in this earnings press release should not be viewed as an alternative to, or more meaningful than, the reported results prepared in accordance with GAAP. In addition, because our non-GAAP measures are not determined in accordance with GAAP, these measures are susceptible to differing calculations, and not all comparable or peer companies may calculate their non-GAAP measures in the same manner. As a result, the non-GAAP financial measures presented in this earnings press release may not be directly comparable to similarly titled measures presented by other companies.
We also provide adjusted earnings before interest, income taxes, depreciation and amortization (EBITDA) and adjusted EBITDA margin as supplemental non-GAAP measurements. We define adjusted EBITDA as net income (loss) before interest expense, income tax provision (benefit), depreciation and amortization, equity-based compensation and certain other items that we do not view as indicative of our ongoing performance, including SkyWater Florida start-up costs, management transition expense, and net income attributable to non-controlling interests. We believe adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure. We exclude the items from net income or loss in arriving at adjusted EBITDA because the amounts of these items can vary substantially within our industry depending upon accounting methods, book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income determined in accordance with GAAP. Certain items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance, including, but not limited to, the cost of capital, income taxes, and the historic cost bases of long-lived assets, none of which are reflected in adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an indication that our results will be unaffected by the items excluded from adjusted EBITDA. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, the exclusion of these items and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual, unless otherwise expressly indicated.
The following tables present a reconciliation of the most directly comparable financial measures, calculated and presented in accordance with GAAP, to our non-GAAP financial measures.

SKYWATER TECHNOLOGY, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended
	July 2, 2023	April 2, 2023	July 3, 2022
	(in thousands)
Total revenue	$69,811	$66,094	$47,407
Tool revenue (5)	(936)	(536)	(313)

GAAP cost of revenue	$53,144	$49,626	$45,327
Cost of tool revenue (5)	$(290)	$(484)	$(200)
Equity-based compensation (3)	(291)	(513)	(546)
Management transition expense (6)	$(705)	$—	$—
SkyWater Florida start-up costs (2)	—	—	(113)
Non-GAAP cost of revenue	$51,858	$48,629	$44,468

GAAP gross profit	$16,667	$16,468	$2,080
GAAP gross margin	23.9%	24.9%	4.4%
Tool revenue (5)	(936)	(536)	(313)
Cost of tool revenue (5)	290	484	200
Equity-based compensation (3)	291	513	546
Management transition expense (6)	705	—	—
SkyWater Florida start-up costs (2)	—	—	113
Non-GAAP gross profit	$17,017	$16,929	$2,626
Non-GAAP gross margin	24.7%	25.8%	5.6%

GAAP research and development	$2,396	$2,668	$2,361
Equity-based compensation (3)	(217)	(162)	(128)
Non-GAAP research and development	$2,179	$2,506	$2,233

GAAP selling, general and administrative expenses	$17,820	$14,895	$10,795
Equity-based compensation (3)	(1,459)	(1,178)	(1,444)
Management transition expense (6)	(130)	—	—
SkyWater Florida start-up costs (2)	—	—	(45)
Non-GAAP selling, general and administrative expenses	$16,231	$13,717	$9,306

	Three Months Ended
	July 2, 2023	April 2, 2023	July 3, 2022
	(in thousands)
GAAP net loss to shareholders	$(8,590)	$(4,273)	$(13,005)
Tool revenue (5)	(936)	(536)	(313)
Cost of tool revenue (5)	290	484	200
Equity-based compensation (3)	1,967	1,853	2,118
Management transition expense (6)	835	—	—
SkyWater Florida start-up costs (2)	—	—	158
Non-GAAP net loss to shareholders	$(6,434)	$(2,472)	$(10,842)

Equity-based compensation allocation in the consolidated statements of operations (3):
Cost of revenue	$291	$513	$546
Research and development	217	162	128
Selling, general and administrative expenses	1,459	1,178	1,444
	$1,967	$1,853	$2,118

Management transition expense allocation in the consolidated statements of operations (6):
Cost of revenue	$705	$—	$—
Selling, general and administrative expenses	130	—	—
	$835	$—	$—

SkyWater Florida start-up costs allocation in the consolidated statements of operations (2):
Cost of revenue	$—	$—	$113
Selling, general and administrative expenses	—	—	45
	$—	$—	$158

	Three Months Ended July 2, 2023
	GAAP	Non-GAAP
Computation of net loss per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	(8,590)	(6,434)
Denominator:
Weighted-average common shares outstanding, basic and diluted	44,743	44,743
Net loss per common share, basic and diluted	$(0.19)	$(0.14)

	Three Months Ended April 2, 2023
	GAAP	Non-GAAP
Computation of net loss per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	(4,273)	(2,472)
Denominator:
Weighted-average common shares outstanding, basic and diluted	43,817	43,817
Net loss per common share, basic and diluted	$(0.10)	$(0.06)

	Three Months Ended July 3, 2022
	GAAP	Non-GAAP
Computation of net loss per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	(13,005)	(10,842)
Denominator:
Weighted-average common shares outstanding, basic and diluted	40,203	40,203
Net loss per common share, basic and diluted	$(0.32)	$(0.27)

	Three Months Ended			Six Months Ended
	July 2, 2023	April 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
	(in thousands)
Net loss to shareholders	$(8,590)	$(4,273)	$(13,005)	$(12,863)	$(29,611)
Interest expense (1)	2,950	2,471	1,040	5,421	2,069
Income tax (benefit) expense	25	—	63	25	(131)
Depreciation and amortization	7,207	7,352	7,198	14,559	13,657
EBITDA	1,592	5,550	(4,704)	7,142	(14,016)
Equity-based compensation (3)	1,967	1,853	2,118	3,820	5,334
Net income attributable to noncontrolling interests (4)	2,066	707	826	2,773	1,685
Management transition expense (6)	835	—	—	835	—
SkyWater Florida start-up costs (2)	—	—	158	—	560
Adjusted EBITDA	$6,460	$8,110	$(1,602)	$14,570	$(6,437)
__________________
(1)Includes losses related to the extinguishment of our revolving credit agreement in 2022.
(2)Represents start-up costs associated with our 200 mm heterogeneous integration facility in Kissimmee, Florida, which includes legal fees, recruiting expenses, retention awards and facility start-up expenses. These expenses are not representative of our expected ongoing costs. Effective 2023, our Kissimmee, Florida plant is up and running and no longer in its start-up phase.
(3)Represents non-cash equity-based compensation expense.
(4)Represents net income attributable to our VIE, which was formed for the purpose of purchasing the land and building of our primary operating facility in Bloomington, Minnesota. Since depreciation and interest expense are excluded from net loss in our adjusted EBITDA financial measure, we also exclude the net income attributable to the VIE.
(5)Tool revenue and cost of tool revenue represent the revenue and external costs related to the services we provide to qualify customer funded tool technologies as our customers invest in our capabilities to expand our technology platforms.
(6)Represents severance and other costs related to the reorganization of the manufacturing and operations leadership team.